Exhibit 99.1

Standard Metals Processing, Inc. Launches Royalty and Metal Streaming Initiative to Expand and Enhance its Business Model

Company Appoints Bobby Cooper as Managing Director of Metals and Mining

NEW YORK, June. 15, 2015 /PRNewswire/ -- Standard Metals Processing, Inc., "SMPR", (OTCQB: SMPR), announced today that it has launched its Royalty and Metals Streaming program and has hired Bobby Cooper, a highly respected mining executive to join its senior management team.

 According to Sharon Ullman, CEO and Chairman, "We believe royalty and streaming provides a unique opportunity to develop an entirely new revenue and profit stream while at the same time enhancing our core business model of custom processing. The limited access to financing and processing available to independent, junior and mid-size mines has created a significant business opportunity for Standard. Bobby’s involvement will have an immediate impact on the direction of the company and the success of our expanded business plan."

"Royalty and streaming arrangements are relatively new structures that have been successfully implemented by companies such as Royal Gold, Franco-Nevada and several others.  These structures enable mine owners to obtain alternative financing in exchange for an interest in the form of a 'royalty' or a ‘metals stream’ contract. In addition to the opportunity to generate profit from each of these contracts, they also offer the added benefit of representing an opportunity for SMPR to secure feed stock for its core processing business. I am excited that Bobby has joined our firm. His public global market experience in the mining industry combined with his eye for building growth companies is a welcome addition to our management team.” said John Ryan, President of Standard Metals Processing, Inc.

Tom Loucks, recently hired as SMPR's Vice President of Corporate Development stated, "At my prior position at Royal Gold, I was an instrumental member of the management team that developed the company’s highly successful passive income streaming model. I was attracted to SMPR, because I believe that current conditions in the precious metals commodity markets are ripe to replicate that success here and believe the leverage of our custom processing business will enhance our ability to develop and grow our royalty and streaming programs. I am pleased that Bobby has joined SMPR and that we have added an industry veteran with such vast large cap and entrepreneurial experience in the mining industry to help build out our business.”

“When approached by management of Standard Metals, I immediately recognized the opportunity to work with respected industry professionals to build a vitally needed resource for junior and mid-size mining companies. I am excited about helping the management team to establish a unique full-service business model and build shareholder value.” said Bobby Cooper, Managing Director of Metals & Mining

Mr. Cooper is a seasoned mining industry executive with more than 40 years of diversified multi-site, multi-product mining industry experience. From 1993 to 1997, Mr. Cooper served as President of Kennecott Corporation, a wholly-owned subsidiary of Rio Tinto Group, a leading mining company. During his tenure at Kennecott, Mr. Cooper was responsible for the construction and operations of numerous active mines in North America including the operations at the Bingham Canyon Mine in Utah. Mr. Cooper has also served as Chairman and Director of US Silver, a silver producer located in Wallace, Idaho. In addition, he served as Chairman and Director of High Plains Uranium, a uranium exploration and production company, as director and CEO of Platinum Diversified Mining, a Special Purpose Acquisition Company listed on the London AIM, as director and Audit Committee Chair of Western Prospector, a Canadian based uranium company with mining properties in Mongolia, and as director and CEO of Ancash Mining, a private Peruvian poly-metallic project located in the Andes of Peru. He obtained a Bachelor of Arts degree in Business Administration from Arizona State University in 1972 and subsequently carried out graduate work in Industrial Technology and Mineral Economics.

About Standard Metals Processing, Inc.

Standard Metals Processing, Inc. is being developed as a comprehensive custom toll milling and refining operation that is designed to provide entrepreneurial, early stage mining operations with a single "go-to" option for their processing needs. The facility will ultimately house multiple different processing circuits to maximize the range of possible ore and concentrate treatment options for its clients. The Company is in the process of permitting the first stage of its facility that is located near Tonopah, Nevada on private ground already owned by the Company.

Forward-Looking Statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements, as described in our reports filed with the Securities and Exchange Commission which are available for review at www.sec.gov, to differ materially from anticipated results, performance, or achievements. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.